EXHIBIT 5

                      CERTAIN INFORMATION REGARDING DELCOR, INC.

               Delcor, Inc., a Delaware corporation ("Delcor"), is a wholly owned subsidiary of Golden Eable Industries, Inc., a North carolina corporation ("Golden Eagle"). The address of Delcor's principal office and principal place of business is 1105 North Market Street, Suite 1010, Wilmington, Delaware 19899. The address of Golden Eagle's principal office and principal place of business is 1110 East Morehead Street, Charlotte, North Carolina 28204. Delcor and Golden eagle are engaged in the business of investment.

               The officers and directors of Golden Eagle are as follows:

                       Officers                       Title

                        W.D. Cornwell, Jr.          President and Treasurer
                        W.D. Cornwell               Executive Vice President
                        Stephen L. Cornwell         Vice President
                        Stephen W. Dixon            Vice President and Secretary
                        Duane G. Coggin             Vice President
                        Denise E. Gardner           Assistant Vice President
                        Margaret J. Beam            Assistant Secretary

                          Directors

                        W.D. Cornwell
                        W.D. Cornwell, Jr.
                        C.D. Spangler, Jr.
                        Meredith R. Spangler

                           The officers and directors of Delcor are as follows:

                       Officers                       Title

                        W.D. Cornwell, Jr.          President and Treasurer
                        W.D. Cornwell               Executive Vice President
                        Stephen L. Cornwell         Vice President
                        Stephen W. Dixon            Vice President and Secretary
                        Charles B. Campbell, Jr.    Vice President and Assistant
                                                    Secretary
                        Denise E. Gardner           Assistant Vice President
                        Margaret J. Beam            Assistant Secretary

                          Directors

                        Charles B. Campbell, Jr.
                        W.D. Cornwell
                        W.D. Cornwell, Jr.

              The following information is set forth with respect to the officers and directors of Golden Eagle and Delcor:


                                                             Principal Occupation, Name
                                                            of Employer, Principal
            Name of Officer       Residence (R) or           Business of Employer and
               or Director      Business (B) Address        Address of Principal Office
Margaret J. Beam           (B) 1110 East Morehead Street
                                    Charlotte, NC  28204   Administrative Assistant
                                                           C.D. Spangler Construction
                                                           Company Investment
                                                           1100 East Morehead Street
                                                           Charlotte, NC  28204

Charles B. Campbell, Jr.   (B) 1105 North Market Street    Associate
                                   Suite 1010              Delaware Corporate Management, Inc.
                                  Wilmington, DE  19899    Investment holding company representative
                                                           1105 North Market Street, Suite 1010
                                                           Wilmington, DE  19899

Duane G. Coggin            (B) 1110 East Morehead Street   Vice President
                                    Charlotte, NC  28204   C.D. Spangler Construction Company
                                                           Investment
                                                           1100 East Morehead Street
                                                           Charlotte, NC  28204

Stephen L. Cornwell        (B) 1110 East Morehead Street   Vice President
                                    Charlotte, NC  28204   C.D. Spangler Construction Company
                                                           Investment
                                                           1110 East Morehead Street
                                                           Charlotte, NC  28204

W.D. Cornwell              (B) 1110 East Morehead Street   President
                               Charlotte, NC  28204        C.D. Spangler Construction Company
                                                           Investment
                                                           1110 East Morehead Street
                                                           Charlotte, NC  28204

W.D. Cornwell, Jr.         (B) 1110 East Morehead Street   Executive Vice President
                               Charlotte, NC 28204         C.D. Spangler Construction Company
                                                           Investment
                                                           1110 East Morehead Street
                                                           Charlotte, NC  28204

Stephen W. Dixon           (B) 1110 East Morehead Street   Vice President
                               Charlotte, NC  28204        C.D. Spangler Construction Company
                                                           Investment
                                                           1110 East Morehead Street
                                                           Charlotte, NC  28204



                                                           Principal Occupation, Name
                                                           of Employer, Principal
            Name of Officer       Residence (R) or          Business of Employer and
               or Director      Business (B) Address       Address of Principal Office

Denise E. Gardner          (B) 1110 East Morehead Street
                               Charlotte, NC  28204        Assistant Vice President
                                                           C.D. Spangler Construction Company
                                                           Investment
                                                           1110 East Morehead Street
                                                           Charlotte, NC  28204

C.D. Spangler, Jr.        (B) 910 Raleigh Road
                              Chapel Hill, NC  27515       President
                                                           The University of North Carolina
                                                           Public university system
                                                           910 Raleigh Road
                                                           Chapel Hill, NC  27515

Meredith R. Spangler      (R) 400 East Franklin Street     Trustee and volunteer
                              Chapel Hill, NC  27514       N/A

                  All of the above-listed individuals are citizens of the United States.

               During the last five years, neither Delcor, Golden Eagle nor any of the above-listed individuals has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), and none of the above-listed individuals has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which any of them was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

               Delcor has reported that it may be deemed to beneficially own certain shares of Common Stock held by Lafarge Coppee S.A. ("Lafarge") through its indirect wholly owned subsidiary, SOCIETE FINANCIERE IMMOBILIERE ET MOBILIERE "SOFIMO". The following information is based upon information provided to Delcor by Lafarge.

               Lafarge is one of the world's  largest producers of building materials, with major market positions in four business areas: cement, concrete and aggregates, gypsum and specialty products for construction. In addition, Lafarge has diversified into bioactivities, essentially food products, animal feeds and seeds. Lafarge owns and operates approximately 500 production and sales units in approximately 40 countries. Lafarge is a public company whose voting securities are traded on various European stock exchanges. Coppee Industries, Inc., a Delaware corporation ("Coppee") holds all shares of Common Stock reported as held by Lafarge and is a wholly owned subsidiary of Compagnie Coppee de Development Industriel-CDI, a societe anonyme organized under the laws of Belgium ("CDI"), which is a majority owned subsidiary of SOCIETE FINANCIERE IMMOBILIERE ET MOBILIERE "SOFIMO", a societe anonyme organized under the laws of France ("Sofimo"), which is a wholly owned subsidiary of Lafarge.

          The address of the principal business and principal office of Lafarge and Sofimo is 61, rue des Belles Feuilles, Paris Cedex 16, France. The address of the prncipal business and principal office of CDI is 251, avenue Louise, Baite 13,1050 Bruxelles,
          Belgium.   The address  of the principal  business and  principal
          office of Coppee is c/o Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attention: Alfred J. Ross, Esq. Sofimo, CDI and Coppee are holding companies.

          The directors and executive officers of Lafarge are listed in the following table, which sets forth the individual's business address (or residence address where indicated), present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted, and citizenship (unless otherwise noted each of these persons is a French citizen, the business address of such person is 93, rue Nationale, 92100 Boulogne, France, and such person's principal occupation is the position with Lafarge listed in the table).

                                                                        Principal
            Name                           Position with Lafarge        Occupation
            Jean Francois                  Honorary Chairman
                                           and Director

            Olivier Lecerf                 Honorary Chairman
                                           and Director

            Bertrand Collomb               Chairman of the Board
                                           and Chief Executive Officer

            Bernard Isautier               Director                     Director,
            26 Avenue Foch                                              Ranger Oil Ltd.
            75016 Paris, France

            Raphael Pavin de               Director                     Chief Financial
              Lafarge                                                   Officer,
            28 Quai Claude                                              Etablissement
              Bernard                                                   BAUMANN
            69007 Lyon, France

            Patrice le Hodey               Director                     Chairman,
            (Belgian citizen)                                           Groupe
            3 rue da la Sapiniere                                       la Libre
            1050 Bruxelles, Belgium                                     Belgique

            Ernest-Antoine                 Director                     Chairman, CGIP
              Seilliere
            6 rue Elzevir
            Paris, France

            Bernard Kasriel                Director,
                                           Managing Director and
                                           Executive Vice President


                                                                         Principal
            Name                           Position with Lafarge        Occupation

            Jacques Lefevre                Director,
                                           Managing Director and
                                           Executive Vice President

            Serge Feneuille                Senior Executive
                                           Vice President

            Robert W. Murdoch              Director
            (Canadian citizen)
            11130 Sunrise Valley
              Drive, Suite 300
            Reston, VA 22091

            Michel Rose                    Senior Executive Vice        President and
                                           President                    Chief Executive
                                                                        Officer, Lafarge
                                                                        Corporation

            Pierre Suard                   Director                     Chairman,
            18 rue du Pavillion                                         Alcatel Alsthom
            92100 Boulogne Billancourt
            France

            Michel Pebereau                Director                     Chairman,
            14 bis rue Mouton-                                          Banque
              Duvernet                                                  Nationale de
            75014 Paris, France                                         Paris

            Antoine Joly                   Director                     Managing
            47 Boulevard Lannes                                         Director, L'Air
            75016 Paris, France                                         Liquide S.A.

            Michel Bon                     Director                     Managing
            4, Avenue de Camoens                                        Director,
            75016 Paris, France                                         Agence Nationale
                                                                        Pour L'Emploi

            Lindsay Owen-Jones             Director                     Chairman and
            (British citizen)                                           Chief Executive
            31 Bd du Commandant Charcot                                 Officer, L'Oreal
            92200 Neuilly sur Seine,
            France

            Francois Jaclot                Executive Vice President

            Patrick Node-Langlois          Executive Vice President

            Philippe Agid                  Executive Vice President

            Jean-Marie Schmitz             Executive Vice President



               The name and present principal occupation of each of the directors and executive officers of Sofimo are set forth below.
          These persons all have  as their business address  Lafarge Coppee
          61, rue des  Belles Feuilles, BP40 75782, Paris  Cedex 16 France.
          All of these persons are citizens of France.


                                                                         Principal
            Name                           Position with Sofimo         Occupation
            Jacques Lefevre                President and Director       Managing Director

            Pierre de Saint Rapt           Director                     Senior       Legal
            Counsel

            Patrick Node-Langlois          Director                     Executive     Vice
            President

               The name and present principal occupation of each of the directors and executive officers of CDI are set forth below. These persons all have as their business address Lafarge Coppee 61, rue des Belles Feuilles, BP40 75782, Paris Cedex 16 France. All of these persons are citizens of France.

                                                                         Principal
            Name                           Position with CDI            Occupation
            Jacques Lefevre                President and Director       Managing Director

            Philippe Agin                  Director                     Executive     Vice
            President

            Bertrand Collomb               Director                     Chairman and Chief
                                                                        Executive Officer

            Serge Feneuille                Director                     Senior Executive
                                                                        Vice President

            Bernard Kasriel                Director                     Managing Director

            Patrick Node-Langlois          Director                     Executive     Vice
            President

            Michel Rose                    Director                     Senior Executive
                                                                        Vice President

            Jean-Marie Schmitz             Director                     Executive     Vice
            President

               The name, present principal occupation and business address of each of the directors and executive officers of Coppee are set forth below. All of these persons are U. S. citizens.


                                                                    Principal
            Name             Position with Coppee                   Occupation                      Business Address

    Edward H. Tuck           President and                          Attorney                        The French American Foundation
                             Director                                                               41 E. 72nd St.
                                                                                                    New York, NY 10021

    Louis G. Munin           Director                               --                              5410 Pebblebroke Drive
                                                                                                    Dallas, TX 75229

    H. Richard Whittall      Director                              Investment Banker                Richardson Greenshields of
                                                                                                    Canada Ltd., Suite 500
                                                                                                    1066 W. Hastings St.
                                                                                                    Vancouver, BC
                                                                                                    Canada V6E 3XI

   Patrick Baviere           Treasurer                             Vice President,                  Lafarge Coppee,
                                                                   Finance                          61 rue des Belles Feuilles
                                                                                                    BP 40-75782
                                                                                                    Paris Cedex 16, France

               During the last five years, neither Lafarge, Sofimo, CDI nor Coppee nor any executive officer or director thereof has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.